Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Nos. 333-55180, 333-63268, 333-68718, 333-81290) of
Sales Online Direct, Inc. of our report dated March 14, 2003, on our audit of the consolidated financial statements of Sales Online Direct, Inc., which report appears in the December 31, 2002 annual report on Form 10-KSB of Sales Online Direct, Inc.


Carlin, Charron & Rosen, LLP

Worcester, Massachusetts
March 14, 2003